SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): MARCH 3, 2004

                                    CPI CORP.
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(Exact name of registrant as specified in its charter)

Delaware                            0-11227                    43-1256674
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(State or Other Jurisdiction (Commission File Number)       (I.R.S. Employer
         of Incorporation)                                 Identification No.)


1706 Washington Avenue, St. Louis, Missouri                        63103-1790
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(Address of principal executive offices)                           (zip code)


Registrant's telephone number, including area code   (314) 231-1575
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(Former name or former address, if changed since last report)

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ITEM 5.   OTHER EVENTS

A. On Wednesday, March 3, 2004, CPI Corp. issued the following press release:

CPI Corp.
news for immediate release
FOR RELEASE   March 3, 2004
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FOR INFORMATION, CONTACT:

                       NAME             Jane Nelson
                                ---------------------------
                       FROM             CPI Corp.
                                ---------------------------
                       ADDRESS  1706 Washington Avenue
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                       CITY          St. Louis
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                       STATE, ZIP    Missouri 63103
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                       TELEPHONE   (314) 231-1575
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                                FOR FURTHER INFORMATION
                                AT THE ABERNANTHY MACGREGOR GROUP
                                     Chuck Burgess, New York,
                                     212-371-5999

FOR IMMEDIATE RELEASE
WEDNESDAY, March 3, 2004


           CPI CORP. TO RETURN $30 MILLION OF CAPITAL TO STOCKHOLDERS

        Capital Return to Be Either Special Dividend or Stock Repurchase

               Company Provides Fourth Quarter Performance Update
                    And Operating Outlook for 2004 and Beyond



     St. Louis, MO (March 3, 2004) - CPI Corp. (NYSE - CPY) today reported that its Board of Directors has approved the return of $30 million to stockholders. The Company expects to execute the return of capital, either as a special dividend to stockholders or as a repurchase of stock, upon funding of the financing commitment it has received from National City Bank.

     "After a thorough analysis of the Company's recently completed fourth quarter results, including consideration of our cash balance and the operating outlook for 2004 and beyond, the Board concluded that a return of capital at this level is in the best interests of the Company and its stockholders," said
J. David Pierson, CPI's Chairman and Chief Executive Officer. "The Board's objective is to optimize the amount of the return of capital to stockholders while maintaining the necessary level of financial flexibility for the Company to meet its current and anticipated operating and capital needs. This planned distribution is another important step in the implementation of the
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                                      -2-

strategic plan adjustments we announced last November." Fourth quarter financial results, current cash balances, required capital expenditures, competitive trends and other significant factors contributing to the Board's determination are further described below.

     Upon completion of the planned return of capital announced today, CPI will have returned more than $180 million to stockholders and purchased nearly seven million shares of common stock since November of 1996. CPI's Board of Directors will continue to consider future returns of capital to stockholders as operating performance and financial conditions allow. CPI intends to fund the current return of capital through existing cash balances, a refinancing of its existing Senior Notes and an increase in its revolving credit facility. Subsequent to the refinancing, the new $35 million term debt will approximate the current amount of the existing Senior Notes and the revolving credit facility will increase by $20 million to $35 million which is only $5 million greater than the available facility in early 2002. The Company's financing commitment from National City Bank is subject to definitive documentation and other customary closing conditions and is expected to close in the next several weeks.


FOURTH QUARTER PERFORMANCE UPDATE

     Fourth quarter sales for the twelve weeks ended January 31, 2004 declined $11.3 million, or 10.2%, to $99.1 million from the $110.4 million reported in the comparable period of fiscal 2002. During the twelve weeks ended January 31, 2004, the Company's Sears Portrait Studios experienced a 13.4% decrease in sittings from 1,749,000 to 1,515,000, which was only partially offset by a 2.0% increase in average sales per customer sitting to $63.87 from $62.64. In conjunction with its ongoing cost reduction initiatives, the Company also incurred fourth quarter pre-tax charges totaling $3.7 million related to a pension plan curtailment and severance costs resulting from an executive retirement and other administrative headcount reductions. The Company also incurred an additional $1.2 million in professional fees related to the ongoing
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                                      -3-

consent solicitation. The decline in the fourth quarter sales, when coupled with these charges, consent solicitation costs and results for the first three quarters, is expected to result in 2003 full-year net income between $800,000 and $1,200,000. At the close of the fiscal year, CPI had cash and cash equivalents of $51.1 million. CPI will announce full fourth quarter and fiscal 2003 financial results during the second week of April 2004.

     "Based on information currently available, we believe that the fourth quarter decline in sitting volumes is attributable in part to continuing competitive pressures, including the opening of new competitor locations and severe discounting at the beginning of the holiday season," continued Pierson. "In addition, our decision to eliminate a significant amount of previously planned television advertising - although the correct decision to help our overall profitability - likely contributed to the reduction in sittings. Further, based on a recently completed portrait studio industry tracking study that we commissioned and other evidence from our contacts in the industry, we believe that the decline in sittings may be widespread throughout the portrait studio segment. Finally, the rate at which customers are now adopting digital photography technologies has accelerated from evolutionary to revolutionary, underscoring our need to shift to a digital platform rapidly to meet customer expectations and differentiate ourselves in the marketplace.

     "Given the 2003 results and the 2004 outlook, the Board of Directors decided that a return of capital to stockholders larger than $30 million would not be financially prudent.

     "The adjustments to our strategic plan we announced in November are expected to improve our financial performance from these levels," said Pierson. "We intend to stabilize Sears Portrait Studio revenues, continue aggressive cost reductions to align our cost structure with sales levels and operate new ventures in 2004 to minimize earnings dilution of our overall results."

     The Company has already launched initiatives to address the stabilization of the Sears Portrait Studio revenues, including more targeted marketing efforts, expansion and enhancement of the e-commerce customer access channel, extension of centralized appointment scheduling efforts, introduction of targeted regional and local market pricing, continued product innovation and continued streamlining of the customer's studio experience.

     As a result of increased sales in the fourth quarter, the negative earnings impact of the Company's new ventures was substantially reduced in the fourth quarter compared to previous quarters of 2003. During the twelve weeks ended January 31, 2004, the Company's Mexican studio operations and its mobile photography operations reported sales of $404,000 and $1.1 million, respectively. By deferring further expansion of its mobile photography division and continuing its modest and slower expansion into Mexico, as previously announced, the Company will continue to develop these promising new ventures while also minimizing overall earnings dilution in 2004.


AGGRESSIVE COST REDUCTIONS UNDERWAY

     During the twelve weeks ended January 31, 2004, the Company continued to experience favorable cost comparisons to the prior year period in the significant areas of studio employment and advertising costs, which were $2.3 million and $2.5 million lower than comparable 2002 amounts, respectively.

     Given current revenue conditions, the Company has taken aggressive measures to substantially reduce the overall cost structure of the organization, including implementation of findings and recommendations by Deloitte & Touche related to its recently completed review of the Company's cost reduction opportunities. Total cost reductions in 2004 compared to 2003 levels are expected to range from $18 - $20 million generated from all parts of the organization. Key areas of targeted cost reductions include studio employment, advertising, technical support, manufacturing, procurement and health care and pension benefits.
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                                      -5-

     In addition, in fiscal 2003, the Company eliminated approximately $6 million of costs related to initiatives implemented at the end of fiscal 2002. These initiatives included eliminating our Centrics technology development subsidiary, closing our Las Vegas manufacturing lab and reducing corporate headcount.

     As part of its initiative to reduce expenses, CPI announced today that it has implemented a freeze on pension plan benefits. Over the past several years, asset losses and low interest rates have increased current expense and projected cash contribution requirements for the Company's defined benefit pension plan to levels that are neither affordable nor consistent with competitive compensation practices. As a result, management has implemented a freeze of benefits under the plan whereby, after April 1, 2004, benefits will no longer continue to accrue for plan participants except those grandfathered" individuals who are both fifty years old and have completed at least ten years of service as of April 1, 2004.

     Assuming interest rates remain unchanged, the freeze of benefits is projected to reduce the Company's pension expense over the five-year period of 2004-2008 to approximately $2.5 million from approximately $15.5 million, a $13 million savings, or approximately $2.6 million per year. Required cash contributions to fund the plan are projected to fall to $8.8 million from $13.8 million over the same five-year period as a result of the freeze of benefit accruals.

     In accordance with the provisions of Statement of Financial Accounting Standards No. 88- "Employers' Accounting for Settlements of Commitments of Defined Benefit Pension Plans and for Termination Benefits," the Company recorded a fourth quarter non-cash curtailment charge in the amount of $2.4 million in conjunction with the freeze of benefit accruals.
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                                      -6-

OPERATING OUTLOOK FOR 2004 AND BEYOND

     The intense competition for customer portrait sittings, marked by aggressive competitor price discounting in the fourth quarter of 2003, has continued into the first quarter of 2004, and the Company anticipates that this intense competition will continue throughout 2004. In this difficult pricing environment, the Company may continue to adjust its advertised offers to remain competitive. This may put some pressure on the customer average in 2004 in an attempt to reduce the rate of sitting losses.

     Based on current market conditions, management believes that revenues may again come under pressure in 2004. However, the Company's planned realignment and substantial reduction of its cost structure should result in an increased level of net income in 2004. After adjusting projected 2004 net income for the additional expected costs to be incurred in 2004 related to the ongoing consent solicitation, professional service fees expected from Deloitte's cost reduction consulting engagement (all of which are contingent on the Company's actual realization of savings) and the additional interest costs (make-whole provision) triggered upon refinancing the existing Senior Notes, the Company anticipates that 2004 net income will approximate fiscal 2002 levels, after adjusting for charges and impairments recorded in 2002.

     "In light of the continued unfavorable environment in which we expect to operate, CPI's Board and management have taken decisive steps to best position the company for 2004 and beyond," said Pierson. "I strongly believe that the experience and leadership of our current Board will prove invaluable as we face these difficult conditions, and that a change in the Board may damage our all-important relationship with Sears, who has expressed their public support for the existing Board and management, and would significantly imperil our ability to overcome the tough competitive and economic challenges we face."

     Looking beyond 2004, the Company expects to stabilize portrait studio revenues in 2005 and then achieve moderate growth in 2006 - 2007 driven principally by the anticipated customer response to the Company's digital studio experience and related new product offering. The optimism surrounding the prospective impact of the digital conversion stems from the enthusiastic acceptance by our customers of digitally enhanced products introduced in 2003 and our existing digital studios that have substantially outperformed the rest of the chain over the past three years. This revenue growth is expected to translate into substantially higher growth in net income when coupled with the anticipated much lower overall cost structure. In addition to the expected 2004 cost structure adjustments, the Company expects to achieve further significant cost savings associated with its planned digital conversion in 2005 and 2006. Once completed, the Company anticipates annualized cost savings related to the elimination of existing film, shipping and technical support of approximately $9 million.


REDUCED CAPITAL EXPENDITURE OUTLOOK

     Capital expenditures for 2004 are anticipated to approximate $18 million, including approximately $13 million that will be incurred to implement the Company's previously announced Universal Studio System. The project includes the replacement of all computers, software, monitors and on-site printing equipment in the Company's Sears Portrait Studios. This upgrade, which replaces the hardware and software installed between 1992 and 1994, is a required first step in the planned 2005 - 2006 digital conversion.

     Capital expenditures for the three-year period 2005 - 2007, including the conversion of all Sears Portrait studios to digital technology, are projected to average from $12-$15 million annually. Overall, the Company's planned capital expenditures for 2004-2007 continue to decline to the current estimate of $53 - $65 million from the most recently provided estimate of $65 - $75 million. The additional projected reduction is principally attributable to the continuing decline in technology prices.
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                                      -8-

CPI MAILED TO ITS STOCKHOLDERS AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION REVISED DEFINITIVE PROXY SOLICITING MATERIALS SETTING FORTH ITS OPPOSITION TO THE ONGOING CONSENT SOLICITATION LED BY KNIGHTSPOINT PARTNERS I, L.P. ON FEBRUARY 20, 2004. STOCKHOLDERS ARE URGED TO READ CPI'S MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. YOU MAY OBTAIN A FREE COPY OF THESE MATERIALS BY ACCESSING THE SEC'S WEB SITE AT WWW.SEC.GOV, OR THE COMPANY'S WEB SITE AT WWW.CPICORP.COM. CPI'S STOCKHOLDERS MAY ALSO
OBTAIN, WITHOUT CHARGE, A COPY OF CPI'S OPPOSITION MATERIALS BY
CALLING CPI'S INFORMATION AGENT, MORROW & CO., INC., AT 1-(877)-366-1576.

                                   # # #

     CPI Corp. is a portrait photography company offering studio photography services in the United States, Puerto Rico, and Canada through Sears Portrait Studios and in Mexico in Soriana and its City Club format. The Company also provides mobile photography services in the United States to childcare centers, sports associations and events through Every Day Expressions(TM). In addition, the Company operates searsphotos.com, an on-line photofinishing service as well as a vehicle for the Company's customers to archive, share portraits via e-mail and order additional portraits and products.

     The statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Management wishes to caution the reader that these forward-looking statements, such as our outlook for portrait studios, net income, future cash requirements, cost savings, and capital expenditures, are only predictions or expectations; actual events or results may differ materially as a result of risks facing us. Such risks include, but are not limited to: customer demand for our products and services, the overall level of economic activity in our major markets, competitors' actions, manufacturing interruptions, dependence on certain suppliers, changes in our relationship with Sears and the condition and strategic planning of Sears, fluctuations in operating results, the attraction and retention of qualified personnel and other risks as may be described in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended February 1, 2003.

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